UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 10, 2006

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-27515	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Interlocken Boulevard, Broomfield, Colorado 80021

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 1 – Registrant’s Business and Operations

Item 1.01                                                 Entry into a Material Definitive Agreement.

Reference is made to Section 5, Item 5.02.

Section 5 – Corporate Governance and Management

Item 5.02                                                 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On April 10, 2006, Gaiam, Inc. issued a press release announcing the hiring of Vilia Valentine as Chief Financial Officer and the promotion of Gaiam’s current Chief Financial Officer, Janet Mathews, to Chief Administrative Officer. A copy of the press release is attached as Exhibit 99.1.

Ms. Valentine, 45, joins Gaiam from Verio Inc., a worldwide internet service provider, where as Vice President and Acting Chief Financial Officer, she managed all financial matters for domestic and international operations. Prior to joining Verio in 2000, she was Vice President and Controller for Corporate Express, Inc., a corporate supplier founded by Gaiam’s Chairman and Chief Executive Officer, Jirka Rysavy.

Under the terms of her employment:

1.               Ms. Valentine will serve as Gaiam’s Chief Financial Officer;

2.               Ms. Valentine’s initial base salary will be $200,000;

3.               Ms. Valentine will be eligible to receive an annual bonus of up to 40% of her annual salary based upon Gaiam meeting its goals and Ms. Valentine meeting her divisional goals;

4.               Ms. Valentine will be granted an option to purchase 30,000 shares, pursuant to the terms of Gaiam’s standard Employee Stock Option Agreement, executed by the parties effective on the date of approval by the Board of Directors, and shall be eligible to receive additional options granted by the Compensation Committee after one year of service; and

5.               Ms. Valentine will be entitled to immediately participate in benefits plans that Gaiam provides and receive executive benefits that are provided by Gaiam to its key employees.

Section 9 - Financial Statements and Exhibits

Item 9.01                                                 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Gaiam on April 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

		By:	/s/ Janet Mathews
Janet Mathews
Chief Administrative Officer

Date:	April 11, 2006

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Gaiam on April 10, 2006.